                                                             EXHIBIT B-10



                           SIXTH AMENDMENT TO AMENDED
                     AND RESTATED REVOLVING CREDIT AGREEMENT


          This Sixth Amendment to Amended and Restated Revolving Credit Agreement dated as of October 17, 1996 among Thor Industries, Inc. (the "Borrower"), the Banks party hereto, and Harris Trust and Savings Bank, as Agent.

          WHEREAS, the Borrower, the Banks party thereto and Harris Trust and Savings Bank, as Agent, have previously entered into that certain Amended and Restated Revolving Credit Agreement dated as of December 4, 1992 (as amended through and including the Fifth Amendment thereto dated as of November 30, 1995, the "Credit Agreement");

          WHEREAS, the Borrower has requested that the Banks temporarily provide the Borrower with an additional $5,000,000 in Revolving Credit Loans under the Credit Agreement;

          NOW, THEREFORE, FOR VALUE RECEIVED, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree that the Credit Agreement is hereby amended as follows;

          10. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto:

          "BASE COMMITMENT means a Bank's agreement to make Revolving Credit Loans to the Borrower pursuant to subsection 2.1 hereof in the amount specified on Schedule 1 hereto under the caption "Base Commitment", and Base Commitments means the aggregate of each Bank's Base Commitment.

          BASE COMMITMENT PERIOD means the period from and including the date hereof to the Termination Date.

          EXCESS COMMITMENT means a Bank's agreement to make Revolving Credit Loans to the Borrower pursuant to subsection 2.1 hereof in the amount specified on Schedule 1 hereto under the caption "Excess Commitment", and Excess Commitments means the aggregate of each Bank's Excess Commitment.

          EXCESS COMMITMENT PERIOD means the period from and including October 17, 1996 to but not including November 17, 1996.

          11. The definitions of BORROWING, COMMITMENT, COMMITMENT PERCENTAGE and COMMITMENT PERIOD are hereby amended in their entirety and as so amended shall read as follows:

          "BORROWING means the total of Revolving Credit Loans of a single type under a specified Commitment made by the Banks to the


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

Borrower on a single date and for a single Interest Period. Borrowings are made ratably from each of the Banks according to each Bank's Commitment Percentage for the type of Commitment under which such Borrowing is made.

          COMMITMENTS means the total of all Base Commitments and Excess Commitments hereunder, each of which is a "type" of Commitment hereunder.

          COMMITMENT PERCENTAGE of any Bank for any type of Commitment shall mean the percentage set opposite such Bank's name on Schedule 1 hereto under the caption for such Commitment.

          COMMITMENT PERIOD means, unless otherwise indicated, the period from and including the date hereof to the Termination Date."

          12.  Subsection (a) of the definition of Interest Period appearing in
Section 1.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

               "(a) the Borrower may not select an Interest Period for any Borrowing under the Base Commitments that extends beyond the Termination Date, or for any Borrowing under the Excess Commitments that extends beyond November 17, 1996;"

          13. Section 2.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

               "Section 2.1. COMMITMENTS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make Revolving Credit Loans to the Borrower from time to time (a) during the Base Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount set opposite such Bank's name in Schedule 1 hereto under the caption "Base Commitment", and (b) during the Excess Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the sum of
               (x) the amount set opposite such Bank's name in Schedule 1 hereto under the caption "Base Commitment" and (y) the amount set opposite such Bank's name in Schedule 1 hereto under the caption "Excess Commitment". As provided in Section 2.3 hereof, the Borrower may elect that each Borrowing of Revolving Credit Loans be made available by means of either Domestic Rate Loans or Eurodollar Loans. During the relevant Commitment Period and as long as no Default or Event of Default exists the Borrower may use the relevant Commitments by borrowing, prepaying the

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               Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereto; PROVIDED, HOWEVER, that all Borrowings shall first reduce available under the Base Commitments until all amounts available under the Base Commitments are fully borrowed, and shall then reduce availability under the Excess Commitments."

          14. Section 2.3 of the Credit Agreement is here by amended by (i) deleting the phrase "Borrower may borrow under the Commitment during the Commitment Period on any Business Day" appearing in the first and second lines thereof and substituting therefor the phrase "Borrower may borrow under either type of Commitment during the Commitment Period for such type of Commitment on any Business Day"; and (ii) by deleting the phrase "its Commitment Percentage" appearing in the thirteenth and fourteenth lines thereof and substituting therefor the phrase "its relevant Commitment Percentage".

          15. Section 2.4 of the Credit Agreement shall be amended by adding the following sentence to the end thereof:

               "Notwithstanding anything in the foregoing to the contrary, each Domestic Rate Loan or Eurodollar Loan under the Excess Commitments shall mature and become due and payable on November 17, 1996."

          16. Section 2.9 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

               "SECTION 2.9.   PRO RATA TREATMENT AND PAYMENTS.  Each
               Borrowing by Borrower under any type of Commitment from the Banks, each payment by Borrower on account of the principal of and interest on the Notes, each payment by Borrower of fees, and any reduction of either type of Commitment of the Banks hereunder shall be made pro rata according to the Commitment Percentages of the Banks applicable to such type of Commitment. All payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent on behalf of the Banks, at the Agent's office located at 111 West Monroe Street, Chicago, Illinois 60690, in each case in immediately available funds. The Agent shall distribute such payments to the Banks promptly upon


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

               receipt in like funds as received. Any such payments not received by the Agent prior to 12:00 noon Chicago time and not distributed on the date of receipt shall be credited as paid on the next succeeding Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. All payments (including prepayments made by the Borrower hereunder) shall be applied first to reduce Borrowings under the Excess Commitments until paid in full, and then to reduce Borrowings under the Base Commitments."

          17. Schedule 1 to the Credit Agreement is hereby deleted and inserted in its place is Schedule 1 attached to this Amendment.

          18. This Amendment will become effective upon satisfaction of the following conditions precedent:

          (a) The Borrower, each Guarantor, the Banks and the Agent shall have executed and delivered this Amendment; and

          (b) The Agent shall have received a duly executed and delivered Note for each Bank in each amount of its Commitment.

          (c) The Agent shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent any Bank may request.

          In order to induce the Banks to execute and deliver this Amendment, the Borrower each hereby represents and warrants to the Banks that as of the date hereof each of the representations and warranties made by it in Section 3 of the Credit Agreement are true and correct in all material respects and the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

          Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to


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

refer to the Credit Agreement as amended hereby. All capitalized terms used herein and not defined herein shall have the same meaning herein as in the Credit Agreement.

          This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

Dated as of October 17, 1996.

                              THOR INDUSTRIES, INC.


                              By:
                                 ----------------------------------
                              Title:
                                    -------------------------------


                              HARRIS TRUST AND SAVINGS BANK,
                              in its individual capacity as
                              a Bank and as Agent


                              By:
                                 ----------------------------------
                              Title: Vice President


                              BANK ONE, COLUMBUS, NA


                              By:
                                 ----------------------------------

                              Title:
                                    -------------------------------


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

                              CONSENT OF GUARANTORS

          The undersigned, each a Person executing and delivery a Guaranty (as defined in hereinafter defined Agreement) to the Agent under the Original Credit Agreement, each jointly and severally hereby acknowledges prior notice of, consents to and approves the foregoing Fourth Amendment to Amended and Restated Revolving Credit Agreement among Thor Industries, Inc., Harris Trust and Savings Bank, Bank One, Columbus, NA, and Harris Trust and Savings Bank, as Agent (the "AGREEMENT"), agrees that its Guaranty shall continue in full force and effect and further agrees that the liabilities and indebtedness created or evidenced by agreement foregoing Amendment including the increase in the Commitments of the Banks shall be a part of the "OBLIGATIONS" as defined in the Guaranties, constitutes a Financing and Security Agreement under the terms of its Guaranty, and further agrees and acknowledges this consent is not required under the terms of its Guaranty and that the execution hereof shall not be construed to require the undersigned's consent to any future amendment, modification, or waiver of any term of the Agreement except as otherwise provided in said Guaranty.

AIRSTREAM, INC.                    CITAIR, INC.

By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


THOR INDUSTRIES OF PENNSYLVANIA    EBC, INC.,
                                     D/B/A ELDORADO BUS

By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


DUTCHMEN MANUFACTURING, INC.       THOR INDUSTRIES WEST, INC.

By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


NCC ACQUISITION, INC.              FOUR WINDS INTERNATIONAL CORPORATION
  D/B/A ELDORADO NATIONAL            (formerly known as THOR
                                     Acquisition Corp.)


By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


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

                                   SCHEDULE 1
                            COMMITMENTS OF THE BANKS

                                             Base Commitment/%

Bank One, Columbus, NA                       $12,500,000/50%

Harris Trust and Savings Bank                $12,500,000/50%

  TOTALS                                     $25,000,000/100%


                                             Excess Commitment/%

Bank One, Columbus, NA                       $2,000,000/40%

Harris Trust and Savings Bank                $3,000,000/60%

  TOTALS                                     $5,000,000/100%


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

                                      NOTE

$2,000,000                                                     October 17, 1996


          FOR VALUE RECEIVED, the undersigned, Thor Industries, Inc., a Delaware corporation (the "BORROWER"), promises to pay to the order of Bank One, Columbus, NA (the "BANK") on the Termination Date of the hereinafter defined Credit Agreement at the "principal office of Harris Trust and Savings Bank in Chicago, Illinois, in immediately available funds, the principal sum of Two Million Dollars ($2,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower under its Excess Commitment pursuant to the Credit Agreement and with each Revolving Credit Loan to mature and become payable on November 17, 1996, or, if earlier, in the case of Eurodollar Loans on the last day of the Interest Period applicable thereto, but in no event later than November 17, 1996, together with interest on the principal amount of each Revolving Credit Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

          The Bank shall record on its books and records or on a schedule attached to this Note, which his a part hereof, each Loan made by it to the Borrower pursuant to its Excess Commitment, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Revolving Credit Loan is a Domestic Rate Loan or a Eurodollar Loan and in the case of a Eurodollar Loan the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The records thereof, whether shown on such books and records or on the schedule to this Note, shall be PRIMA FACIE evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error if any such records shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

          This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of December 4, 1992 between the Borrower, Harris Trust and Savings Bank, as Agent, and others (as amended, the "CREDIT AGREEMENT"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.


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

          Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

          The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.


                                        THOR INDUSTRIES, INC.


                                        By:
                                           --------------------------------

                                        Its:
                                            -------------------------------


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

                                      NOTE

$3,000,000                                                      October 17, 1996


          FOR VALUE RECEIVED, the undersigned, Thor Industries, Inc., a Delaware corporation (the "BORROWER"), promises to pay to the order of Bank One, Columbus, NA (the "BANK") on the Termination Date of the hereinafter defined Credit Agreement at the "principal office of Harris Trust and Savings Bank in Chicago, Illinois, in immediately available funds, the principal sum of Three Million Dollars ($3,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower under its Excess Commitment pursuant to the Credit Agreement and with each Revolving Credit Loan to mature and become payable on November 17, 1996, or, if earlier, in the case of Eurodollar Loans on the last day of the Interest Period applicable thereto, but in no event later than November 17, 1996, together with interest on the principal amount of each Revolving Credit Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

          The Bank shall record on its books and records or on a schedule attached to this Note, which his a part hereof, each Loan made by it to the Borrower pursuant to its Excess Commitment, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Revolving Credit Loan is a Domestic Rate Loan or a Eurodollar Loan and in the case of a Eurodollar Loan the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The records thereof, whether shown on such books and records or on the schedule to this Note, shall be PRIMA FACIE evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error if any such records shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

          This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of December 4, 1992 between the Borrower, Harris Trust and Savings Bank, as Agent, and others (as amended, the "CREDIT AGREEMENT"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.


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

          Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

          The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.


                                        THOR INDUSTRIES, INC.


                                        By:
                                           --------------------------------

                                        Its:
                                            -------------------------------



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